Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Graco Inc. on Form S-8 relating to its Long Term Stock Incentive Plan of our report dated January 23, 1996, appearing in the Annual Report on Form 10-K of Graco Inc. for the year ended December 29, 1995.





/s/Deloitte & Touche LLP

Minneapolis, Minnesota
December 11, 1996



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